UNION BANK OF CALIFORNIA

SAN JOSE REGIONAL OFFICE

P S dist cc: PN KW

June 30, 2008

Union Bank of California, N.A.
99 Almaden Boulevard
San Jose, California 95113

Sonic Solutions
101 Rowland Way
Novato, California 94945
Attention: Clay Leighton
Paul Norris

Re: Fourth Amendment ("Amendment") to the Loan and Security Agreement dated December 13, 2004 (all prior Amendments, this Amendment, and the Loan and Security Agreement together called the "Agreement").

Dear Clay and Paul.

In reference to the Agreement between Union Bank of California, N.A. ("Bank") and Sonic Solutions, a California corporation ("Borrower"), the Bank and Borrower desire to amend the Agreement and waive a breach of the Agreement. Capitalized terms which are not otherwise defined shall have the meaning given them in the Agreement.

I. Amendments to the Agreement:

A. These provisions of Section 1 1 of the Agreement (and the concomitant provisions of Exhibit C) are amended by revising the following defined terms in their entirety to read as follows:

"'Revolving Line' means a credit extension of up to Twenty Million Dollars ($20,000,000).

'Revolving Maturity Date' means September 26, 2008."

B. Section 6.7 of the Agreement is deleted and replaced with the following:

"6.7 Financial Covenants. On a consolidated basis, Borrower shall maintain and comply with the following financial covenants:

(a) Quick Ratio. Borrower will maintain as of the last day of each fiscal quarter a ratio of Quick Assets to Current Liabilities of at least 1.25 to 1.00.

(b) Minimum Cash Collateral. Borrower will deposit not less than $20,000,000 into a savings account at Bank and grant Bank a security interest of first priority in this account, to be held by Bank as Collateral for Borrower's Obligations.

(c) Quarterly Loss Limitation. Borrower will not incur an operating loss of more than $8,000,000 or a net loss after taxes of more than $5,000,000, as reported at the close of any fiscal quarter, commencing the fiscal quarter ending June 30, 2008."

99 Almaden Boulevard, Suite 200, San Jose, California 95113-1687
408 279 6004 Fax 408 280 7163

II. Affirmation:

A. Borrower reconfirms the provisions of Sections 3.2 and 3.3 of the Third Amendment to the Agreement as of June 30, 2008 (with references to "Existing Defaults" in such Sections being deemed to be references to "Defaults" as defined below).

III. Waiver

A. Borrower failed to maintain an EBITDA of not less than $5,000,000 for fiscal quarter ending March 31, 2008 as required by the then current version of Section 6.7(c) of the Agreement; and

B. The acquisition of Simple Star, a California corporation, by Borrower was completed in April of 2008 without Bank's prior written consent which is a violation of Section 7.3 of the Agreement (collectively, the "Defaults").

The Bank hereby agrees to waive its default rights in connection with the Defaults. However, this waiver is neither a waiver of any subsequent breach of the same provision of the Agreement or any Loan Document, nor of any current or future breach of any other provision of the Agreement or any Loan Document.

General Provisions:

Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect and is hereby ratified and confirmed, including all representations and warranties which are reconfirmed as of the date of this Amendment. This Amendment shall not be a waiver of any existing or future default or breach of a condition to covenant unless specified herein.

This Amendment shall become effective when the Bank has received (i) Bank's standard form Security Agreement executed by Borrower which grants Bank a security interest in Borrower's savings account held at Bank, in an amount not less than $20,000,000, (ii) the executed Consent of Guarantor, and (iii) the acknowledgement copy of this Amendment and the executed Revolving Promissory Note.

Very truly yours,

UNION BANK OF CALIFORNIA, N.A.

By: ______________________
Allan Miner
Vice President

Agreed to and Accepted as of June 30, 2008:

SONIC SOLUTIONS

By: ______________________

Title: COO

OK LEGAL